                     STATE STREET BANK AND TRUST COMPANY

                       CUSTODIAN FEE SCHEDULE ADDENDUM
                             FOR GNMA SECURITIES
                               TRADED THROUGH
                         PARTICIPANTS TRUST COMPANY
                            FPA NEW INCOME FUND
                             FPA PERENNIAL FUND
                               SOURCE CAPITAL
                           FPA CAPITAL FUND, INC.
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The fees identified in this addendum replace fees for GNMA securities as they are converted.  All other charges not identified herein remain in force.

               Description                                 Amount
               -----------                                 ------
 I.  Portfolio Trades - For Each Line Item Processed
    ------------------------------------------------

     a.  PTC Purchase                                       $25.00
     b.  PTC Sale                                           $25.00
     c.  Deposit/Withdrawal of GNMA Certificates            $25.00

II.  Out-of Pocket Expenses
     ----------------------

     From Participants Trust Company

     a.  Deposit/Withdrawal of GNMA Certificates for
         Same Day Turnarounds                               $50.00

     b.  Principal Paydowns Subject to Interim
         Accounting by PTC (items settling after
         record date)                                       $10.00

     c.  Interest expense for advancement of monthly
         principal and interest payments                    Variable

FPA NEW INCOME FUND                     STATE STREET BANK & TRUST CO.
FPA PERENNIAL FUND
SOURCE CAPITAL
FPA CAPITAL FUND, INC.
By:                                       By: E.D. Hawkes, Jr.
    -----------------------------            ---------------------------------

Title: Treasurer                          Title: VICE PRESIDENT
      ---------------------------               ------------------------------
Signature:/s/ Julio de Puzo, Jr.          Signature:/s/ E.D. Hawkes, Jr.
          -----------------------                   --------------------------
Date: February 14, 1990                   Date:  JAN 10 1990
     ----------------------------              -------------------------------